Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The  undersigned,   Colin Halpern,   Chief  Executive  Officer, Acting Chief Financial Officer and Director of Universal Services Group,  Inc. (the "Company"),certifies,  under the  standards  set forth and  solely for the  purposes  of 18 U.S.C.  1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002,  that, to his  knowledge,  the Quarterly Report on Form 10-Q of the Company for the quarterly period ended February 1, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly  presents,  in all material  respects,  the financial condition and results of operations of the Company.

Dated: March 23, 2009

/s/ Colin Halpern
Colin Halpern
Chief Executive Officer, Acting Chief Financial Officer and Director

A signed  original of this  written  statement  required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.